UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 10, 2009

PNG VENTURES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-29735	88-0350286
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5310 Harvest Hill Road
Suite 229
Dallas, Texas 75230
(Address of principal executive offices) (Zip Code)

214-666-6250
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements Disclosure

This report may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements may address the Company’s expected future business and financial performance, and often contain words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “seeks,” “will,” and other terms with similar meaning. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can provide no assurances that these assumptions will prove to be correct. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the Company’s ability to obtain court approval with respect to motions in the chapter 11 proceeding prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period that the Company has to propose and confirm a plan of reorganization; the appointment of a chapter 11 trustee or examiner or to convert the Company’s bankruptcy cases to cases under chapter 7 of the U.S. Bankruptcy Code; the Company’s ability to obtain and maintain normal terms with vendors, service providers, and leaseholders and to obtain orders authorizing payments to such parties; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to attract and retain customers; and statements of assumption underlying any of the foregoing, as well as other factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission and other filings with the SEC.  Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities, particularly as the Company’s Plan of Reorganization presently contemplates the elimination of all existing equity. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this report. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. We assume no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations, or otherwise or to reflect events or circumstances after the date hereof.

Item 1.01                      Entry into a Material Definitive Agreement

The information required under Item 1.01 is included under Item 2.03 of this report and is incorporated herein by reference.

Item 1.03                      Bankruptcy or Receivership.

On September 10, 2009, PNG Ventures, Inc. and its subsidiaries (collectively, the “Company,” “we” or “us”) filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (“Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court”) (Case No. 09-13162, Joint Administration Pending). The reorganization case is being administered under the caption “In re: PNG Ventures, Inc., et al.” We will continue to operate our business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

In conjunction with the Chapter 11 petitions and standard and customary first day motions, the filing included a proposed Plan of Reorganization (the “Plan”) that contemplates the restructuring of approximately $40 million of secured credit arrangements and approximately $8.1 million in unsecured debt, trade obligations and preferred stock claims; with preliminary support from creditors holding over 90% of our total indebtedness.

The proposed Plan contemplates the restructuring of approximately $39.5 million in secured debt upon Plan confirmation through: (i) the exchange of  approximately $37.5 million of senior secured indebtedness held by Fourth Third, LLC (“Medley”), for $5.5 million in cash, a new $9.8 million four-year term loan and the issuance of shares representing approximately  66% of the common stock of the newly reorganized Company; (ii) preservation of a $2.0 million revolving credit facility held by Greenfield Commercial Credit, L.L.C. (“Greenfield”) as our debtor-in-possession lending facility; and (iii) the payment in full of the balance of approximately $73,000 owed to Black Forest International, Inc.

The proposed Plan also contemplates the restructuring of approximately $8.1 million in unsecured debt, trade obligations and a preferred stock claims upon Plan confirmation by offering: (i) cash payments representing  approximately 28% of allowed claims to a cap of $2.0 million; and (ii) the issuance of shares representing approximately 7.5% of the common stock of the newly reorganized Company; to be allocated based on the pro-rata allowed claim of each unsecured creditor.

Under the proposed Plan, our existing equity would be eliminated, including all options, warrants and other derivative instruments that are linked to our existing equity.

We anticipate that we will require at least $8.4 million to fund the proposed Plan. Based on preliminary discussions with Castlerigg PNG Investments, LLC (“Castlerigg”), which remain subject to their due diligence evaluation of the Company and the final Plan, among other conditions, we believe that Castlerigg will be able to provide the post-petition date funding. Castlerigg is currently the largest shareholder of PNG and the holder of approximately $3.2 million of the Company’s unsecured debt.  In consideration, Castlerigg will receive $5.5 million of a new four year term loan, on terms generally pari-passu with Medley, and the issuance of shares representing approximately 26.5% of the common stock of the newly reorganized Company.

Bankruptcy Related Disclosures

As the proposed Plan has not yet been approved by the Bankruptcy Court, it may be materially modified before approval and remains subject to change. Furthermore, the information contained in this Report as it describes the Debtors’ Plan and Disclosure Statement, is for informational purposes only and is not a solicitation to accept or reject the Plan or an offer to sell or a solicitation of an offer to purchase any securities of the Company. Any solicitation or offer to sell will only be made pursuant to and in accordance with the Disclosure Statement and Plan of Reorganization approved by the United States Bankruptcy Court for the District of Delaware having jurisdiction over the matter, and distributed in accordance with the Bankruptcy Code, securities laws and other applicable laws and regulations.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Greenfield, a current lender of the Company, has agreed to provide the Company with debtor-in-possession financing under its current revolving line of credit facility (the “Original Facility”), as amended by a proposed Ratification Agreement, all subject to Bankruptcy Court approval (as amended, the “DIP Facility”). The DIP Facility will continue under the same material terms and conditions as the Original Facility, except that the maximum amount payable under the DIP Facility will be reduced from $2.5 million to $1 million until a final order is entered by the Bankruptcy Court on the DIP Facility; and $2 million thereafter. The DIP Facility will be secured by a senior lien on all post-petition accounts receivable and inventory of Arizona LNG, LLC, and Applied LNG Technologies USA, each a wholly-owned subsidiary of New Earth LNG, LLC (“New Earth”), which in turn is a wholly-owned subsidiary of the Company. The DIP Facility will accrue interest at an annual rate of LIBOR plus 7%, with LIBOR subject to a floor of 2%, and will continue to include provisions for other monthly fees for services provided under the Original Facility, as amended by the Ratification Agreement.

Proceeds of the DIP Facility will be used, among other things, to (i) to pay fees and expenses associated with the DIP Facility, (ii) to provide working capital from time to time for the Company and its subsidiaries and for other general corporate purposes during the pendency of the bankruptcy case, and (iii) for certain permitted uses in connection with the consummation of the Plan.

The DIP Facility is subject to the entry of an order by the Bankruptcy Court approving the DIP Facility on terms and conditions acceptable to Greenfield in its sole discretion.

Item 2.04                      Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 10, 2009, the Company filed a voluntary petition for reorganization relief under chapter 11 of the Bankruptcy Code in Bankruptcy Court, as described in Item 1.03 above. The filing of the bankruptcy petition constituted an event of default under each of the following agreements: (1)  Amended and Restated Senior Secured Credit Facility, dated June 26, 2008, by and among the Company and its subsidiaries, as borrowers, and Medley (the “Medley Credit Facility”); and (2)  Subordinated Convertible Note payable by the Company to Castlerigg in the principal amount of $3,188,235 (the “Castlerigg Note”).

Approximately $37.5 million is currently outstanding under the Medley Credit Facility and approximately $3.2 million is currently outstanding under the Castlerigg Note. As a result of such event of default under the Medley Credit Facility and the Castlerigg Note, the outstanding principal amounts thereof, and accrued interest thereon, are immediately due and payable, without any other action required by Medley or Castlerigg. We believe that any efforts to enforce payment obligations under the foregoing agreements are stayed as a result of the filing of the bankruptcy petition.

Item 8.01                      Other Events.

On September 10, 2009, we issued a press release announcing that we filed a voluntary petition for reorganization under the Bankruptcy Code (the “Press Release”). A copy of the First Press Release is attached hereto as Exhibit 99.1.

Additional information on our filing under the Bankruptcy Code is available online at www.altlng.com.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.                                Description

     99.1                      Press Release of PNG Ventures, Inc., dated September 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 10, 2009		PNG VENTURES, INC.

	By:	/s/ Cem Hacioglu
Cem Hacioglu
Chief Executive Officer